LINE OF CREDIT/TERM LOAN NOTE

* * * * * * * * * *

NAME: Leatherstocking Gas Company, LLC

ADDRESS: 330 West William Street

Corning, New York 14830

NOTE DATE: July 11, 2016

NOTE MATURITY: Detailed Below

NOTE NUMBER:

ACCOUNT NUMBER:

$1,250,000.00

FOR VALUE RECEIVED, the undersigned, Leatherstocking Gas Company, LLC, an entity organized and existing under the laws of the State of New York with an office at 330 West William Street, Corning, New York 14830 (hereinafter called “Borrower”), promises to pay pursuant to the repayment terms set forth below, to the order of FIVE STAR BANK, a New York State bank (hereinafter called “Bank”) with its principal office at 55 North Main Street, Warsaw, New York 14569, or at such other place as may be designated in writing by the holder of this Note the sum of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) in lawful money of the United States (the “Loan”), or so much as may be advanced, referred to as “principal sum”, with interest hereon to be computed from the date hereof to be paid as set forth in the Payment Terms section below.

DEFINITIONS. When used in this Note, the following terms shall have the meanings indicated for each of them:

Line of Credit Loan: The Loan being advanced commencing on the date hereof and ending on the sooner to occur of (i) the Conversion Date, or (ii) twenty-four (24) months from the date hereof.

Conversion Date: The first day of the first month after the Bank has confirmed, in its sole discretion, that Borrower has fully complied with all terms of the Loan Agreement and the Loan documents executed herewith.

Term Loan: The Loan as advanced as of the Conversion Date and ending on the first day of the month five (5) years from the Conversion Date.

Loan Documents: Any loan document executed and delivered by Borrower or any Guarantor in favor of Bank in connection with the Loan.

Guarantor: Leatherstocking Pipeline Company, LLC.

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Interest Rate:

Line of Credit Loan:

Commencing on the date of closing and ending on the sooner to occur of (i) the Conversion Date, or (ii) twenty-four (24) months from the date hereof, interest shall accrue on the Note at a variable rate equal to The Wall Street Journal Prime Rate in effect from time to time plus 0 basis points (0.00%), adjusted simultaneously thereafter upon any changes in The Wall Street Journal Prime Rate (“Variable Rate”).

The Wall Street Journal Prime Rate shall be defined as the Prime Rate published in The Wall Street Journal from time to time. If The Wall Street Journal Prime Rate is no longer available, the Bank will choose a new index that is based upon comparable information. The Bank will give notice to Borrower of same.

Term Loan:

Commencing on the sooner to occur of (i) the Conversion Date, or (ii) twenty-four (24) months from the date hereof, and continuing for sixty (60) consecutive months thereafter (the “Maturity Date”), interest shall accrue on the Note at a rate equal to the then prevailing 5/10 Federal Home Loan Bank of New York Amortizing Advance Rate as published daily by the Federal Home Loan Bank of New York and in effect at the close of business as of five (5) business days prior to the first date of the Term Loan, plus 275 basis points (2.75%) (the “Fixed Rate”).

Payment Terms.

Line of Credit:

Commencing on August 1, 2016 and on the first day of each month thereafter, and ending on the sooner to occur of (i) the Conversion Date, or (ii) twenty-four (24) months from the date hereof, the Borrower shall make payments of interest only at the Variable Rate based on the unpaid balance of this Note.

Term Loan:

Commencing on the sooner to occur of (i) the Conversion Date, or (ii) twenty-four (24) months from the date hereof, and on the first day of each month thereafter through and including the Maturity Date, the Borrower shall make monthly payments of principal and interest based upon the Fixed Rate and a ten (10) year amortization schedule on the outstanding amount due under the Note. Unless sooner accelerated or demanded under the terms hereof, the Borrower shall pay all unpaid principal, interest and any costs hereunder to the Bank in a lump sum balloon payment on the Maturity Date.

The annual interest rate for this Note shall be computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Bank at Bank’s address shown above or at such other place as Bank may designate in writing.

Application of Payment. All payments of principal and accrued interest shall be applied to the indebtedness under this Note in a manner and order acceptable to the Bank, in its sole discretion.

Default Rate. After an event of default occurs under this Note or any Loan Document executed in connection with this Note, the Bank may choose to charge interest on the unpaid principal balance of this Note at a rate 3% per annum greater than the then current interest rate, until this Note is paid in full. In no event however, shall the interest rate on this Note exceed the maximum rate allowed by law.

Late Charge. In the event any payment due hereunder shall remain unpaid for more than ten (10) days, the holder hereof may collect a late charge in the greater of four percent (4%) of said payment, or $50.00 to cover its extra handling expenses.

Dishonored Check Fee. Any payment made with a check which is dishonored shall be subject to a dishonored check charge in the amount required by the Bank. The Bank may require this to be paid immediately or it may be added to the balance of the loan or withdrawn from the account.

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Prepayment Penalty Fee.

Line of Credit:
During the Line of Credit Term, the Borrower may prepay all or any part of the unpaid principal of the Note without penalty provided the prepayment is made with prior notice to Bank, together with accrued interest to the date of prepayment on the amount prepaid. Any principal prepayment shall be applied to the principal installment(s) in the inverse order of the maturity.
Term Loan:

During the Term Loan Term, the Borrower may prepay all or any part of the unpaid principal of the Note on notice to Bank, together with accrued interest to the date of prepayment on the amount prepaid and shall be charged a prepayment penalty of 5% of the amount prepaid in year one of the Loan Term, 4% of the amount prepaid in year two of the Loan Term, 3% of the amount prepaid in year three of the Loan Term, 2% of the amount prepaid in year four of the Loan Term, and 1% of the amount prepaid in year five of the Loan Term.

Purpose. The loan proceeds will be used for the following purpose(s): To fund the continued and additional infrastructure costs of the underground piping construction project in New Milford, Pennsylvania, Montrose, Pennsylvania, South Montrose, Pennsylvania and Windsor, New York.

Covenants.

1.	Loans made pursuant to this Note are conditioned upon the prior approval of Bank in its sole and absolute discretion. Requests for Bank approval of a loan may be instituted at any time prior to the date that Bank or Borrower terminates this Note, or prior to the time at which Bank demands payment of the Consolidated Loan (defined below), whichever date is earlier. A loan request by Borrower which Bank approves, is referred to below as an “Approved Request”. The fact that a particular loan request is not approved by Bank, shall have no affect on (a) this Note, (b) the right of Borrower to make subsequent loan requests, or (c) the obligations of Borrower under this Note including but not limited to the obligations to pay the Consolidated Loan in full On Demand.
2.	Bank shall process an Approved Request by debiting Borrower’s revolving loan account for the amount of the Approved Request and, unless otherwise agreed by Bank and Borrower, by crediting Borrower’s checking account identified above with Bank with the amount of the Approved Request. The loan shall be deemed made immediately upon the crediting of the amount of the Approved Request to Borrower’s checking account with Bank or otherwise making the amount of the Approved Request available to Borrower. Each Approved Request, together with the unpaid principal balance of previous loans made under this Note, shall be deemed automatically refinanced and consolidated into one (1) loan, hereafter called the “Consolidated Loan”.
3.	Loan requests may be issued by Borrower in writing, in person over the telephone and via fax and via e-mail by an Authorized Person designated below. Borrower may, from time to time, add to or delete from the list of Authorized Persons by giving Bank written notice of such changes. Notice of any additions or deletions shall be sent to Bank at 55 North Main Street, Warsaw, New York 14569, to the attention of Commercial Loan Department.
4.	Bank is authorized to act on telephone, written, fax or e-mail loan requests and prepayment instructions of any person identifying himself as an Authorized Person, and Borrower will be bound by such instructions. Borrower hereby indemnifies and holds Bank harmless from any liability (including reasonable attorneys’ fees) which may arise as a result of Bank’s good faith reliance on telephone loan requests and or payment or prepayment instructions from any person identifying himself as an Authorized Person.
5.	Bank may terminate its obligations under this Note at any time upon telephonic, facsimile or written notice to Borrower at Borrower’s address specified above. Borrower may terminate its right under this Note at any time upon written notice given to Bank at Bank’s address specified above. The termination of this Note by either or both parties shall not effect Borrower’s obligations under this Note (including but not limited to Borrower’s obligations to pay accrued interest on the unpaid principal balance of the Consolidated Loan and the obligation to pay the Consolidated Loan on demand), nor Bank’s rights against Borrower under this Note until the Consolidated Loan (and all accrued interest due and to become due Bank thereon) is paid in full.
6.	Each of the persons whose name appears below, (followed by his or her signature) is an “Authorized Person”. Any Authorized Person may make loan requests under this Note and give payment or prepayment instructions, as specified above.
7.	All Loans and advances under this Note are subject to the terms and conditions of the Loan Agreement dated of even date herewith and incorporated by reference including, but not limited to, Section 2 of the Loan Agreement.

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Upon the occurrence of any of the following, Borrower shall be in default. Upon the occurrence of a default, Bank may declare the entire unpaid principal balance of this Note immediately due and payable (“Acceleration”), without notice, presentment, demand or protest of any kind, all of which are hereby waived by Borrower.

1.	Borrower’s failure to make any payment to Bank under this Note when due.
2.	Borrower’s failure (or the failure of any Borrower, if more than one Borrower signed this Note) or of any other person or entity liable to Bank for payment of the indebtedness evidenced by this Note (“Guarantor”), to perform or comply with any term or provisions or covenant under any other loan documents executed by Borrower or Guarantors in favor of Bank.
3.	Falsity of any representation or warranty contained in any loan document executed by Borrower in favor of Bank.
4.	Entry of a judgment and/or filing of a federal tax lien against any Borrower and/or against any Guarantor.
5.	Commencement of a bankruptcy proceeding by or against any Borrower and/or by or against any Guarantor.
6.	The dissolution, merger, consolidation or failure of Borrower to maintain itself as limited liability company in good standing.
7.	The making by any Borrower and/or by any Guarantor of a bulk sale or other disposition of substantially all of its assets.
8.	Insolvency (in the form of a negative net worth as defined under generally accepted accounting principles) of any Borrower and/or of any Guarantor.
9.	A material adverse change or deterioration in the financial condition of the Borrower.
10.	Discontinuance of any Borrower’s business and/or of any entity Guarantor’s business.
11.	Repossession of or the appointment of a receiver or custodian for any property of any Borrower and/or of any Guarantor.
12.	Failure of Borrower to comply with any financial covenant or supply accurate and timely financial information as required herein.
13.	Failure of Borrower and its subsidiaries to maintain its primary deposit relationship with Bank during the Loan term.

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In the event this Note is referred to an attorney for collection, Borrower shall pay all Bank’s costs of collection, including Bank’s reasonable attorneys’ fees, incurred and to be incurred in connection with the enforcement and collection of this Note, including, but not limited to, attorneys’ fees incurred and to be incurred in any bankruptcy proceeding involving Borrower or any Guarantor, if any, of this Note.

The Borrower agrees so long as this loan remains unpaid to: (a) keep proper books of accounts in a manner satisfactory to the Bank; (b) permit inspections and audits by the Bank of all books, records, and papers in custody or control of Borrower or others, relating to Borrower’s financial condition, including the making of copies thereof, and abstracts therefrom, and inspection and appraisal of any of Borrower’s assets; (c) submit timely and accurate financial information from the Borrower and Guarantors to the Bank, acceptable in form and content to the Bank, in its sole discretion, which financial information must include: (i) annual 10-K report with all attached schedules for Corning Natural Gas Company within 120 days after fiscal year end; (ii) quarterly 10-Q report with any attached schedules for Corning Natural Gas Company within 15 days after each quarter end; (iii) annual management-prepared financial statements, including balance sheet and income statement and accounts receivable and accounts payable aging for Borrower and Guarantor within 120 days after fiscal year end; and (iv) quarterly management-prepared financial statements, including balance sheet and income statement and accounts receivable and accounts payable aging for Borrower and Guarantor within 30 days after each quarter end; (d) promptly pay all taxes, assessments, and other governmental charges, provided however, that nothing herein contained shall be interpreted to require the payment of any such tax so long as the validity is being contested in good faith; (e) keep all of its property so insurable insured at all times with responsible insurance carriers against fire and other hazards in such manner and to the extent that like properties are usually insured by others operating businesses, plants and properties of similar character in the same general locality, and keep adequately insured at all times with responsible insurance carriers against liability on account of damage to persons or property, and under all applicable worker’s compensation laws; and (f) promptly inform the Bank of the commencement of any action, suit, proceeding or investigation against Borrower, or the making of any counterclaim against Borrower in any action, suit or proceeding, and of all liens against any of its property. In addition to other remedies provided under the loan documents executed in connection with this Loan, the Bank reserves the right to require Borrower and/or Guarantor to pay the Bank $250.00 for each thirty (30) days the financial information is past due.

Financial Covenants. Commencing with the calendar year end December 31, 2016 and continuing through and including the Maturity Date, Borrower must maintain:

A Minimum Debt Service Coverage Ratio (“DSCR”) of greater than or equal to 1.15:1 tested annually. Debt Service Coverage Ratio is defined as: (1) The sum of (a) the Borrower’s net income, plus (b) interest expense and credit fees, plus (c) all non-cash negative adjustments to net income, minus (d) all positive non-cash adjustments to net income; by (2) the sum of (y) prior year’s current maturities of long term debt, including capital lease payments, plus (z) interest expense and credit fees.

A Maximum Long Term Debt to Total Assets of less than or equal to .65:1 tested annually beginning on September 30, 2016. Definition: The ratio of (i) total long term debt (including CPLTD as defined under GAAP) to (ii) total assets.

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This Note is governed by New York law. BORROWER WAIVES THE RIGHT TO A JURY TRIAL IN ANY LITIGATION OF ANY NATURE OR KIND IN WHICH BORROWER AND BANK ARE BOTH PARTIES. Any

litigation involving this Note shall, at Bank’s option, be triable only in a court located in Wyoming County, New York. Borrower acknowledges that it has transacted business in New York State with regard to this Note.

The failure of any person or entity to sign this Note shall not release, discharge or affect the liability of any person or entity that signs this Note. This Note has been unconditionally delivered to Bank by each person or entity that signs this Note.

Security and Setoff. As security for this Note, and any renewal or extension hereof, and for all other obligations, direct or contingent, of Borrower to Bank, now due or to become due whether now existing or hereafter arising, (this Note and such other obligations being herein referred to as the “Obligations”), Borrower gives Bank a security interest in all funds, deposits and other property, and the proceeds thereof, now or hereafter in the possession or control of Bank for the account of Borrower ( the “Deposits”). Bank may at its option and at any time(s), with or without notice to Borrower, set off or realize upon any and all Deposits, and apply them to the payment or reduction of all or any of the Obligations (whether or not then due), in such manner as Bank may determine, in its sole discretion. Bank shall not be obligated to assert or enforce any rights under this paragraph or to take any action in reference thereto, and Bank may in its discretion at any time(s) relinquish its rights under this paragraph as to a particular Deposit without thereby affecting or invalidating its rights as to any other Deposit. The Bank’s right of setoff applies to all accounts and deposits held at the Bank or any other bank owned by Five Star Bank.

This Note may not be modified or terminated orally. Borrower acknowledges that this Note has been executed for commercial and/or business purposes. If more than one Borrower has signed this Note, all obligations of each Borrower under this Note are joint and several. Wherever used in this Note, neutral pronouns shall include the masculine and feminine gender as appropriate in the context, and singular terms (such as “Borrower”) shall be deemed in the plural where appropriate.

Borrower represents and warrants to Bank that no adverse change has occurred in either (i) Borrower’s or Guarantor’s financial condition since the date of Borrower’s loan application to Bank or (ii) the collateral being pledged to the Bank to secure the Bank’s loan. In addition, Borrower hereby agrees to fully, unconditionally and expeditiously comply with any post closing issues or requirements of the Bank, including, but not limited to furnishing additional documents or executing additional or corrected documents in favor of the Bank.

It is hereby expressly agreed, that all of the covenants, conditions and agreements contained in the Loan Agreement securing this Note or other loan documents, as applicable, are hereby made part of this Note.

Each of the persons whose name and signature appears on the attached Addendum is an “Authorized Person”. Any Authorized Person may make loan requests under this Note and give prepayment instructions, as specified above.

[SIGNATURE PAGE FOLLOWS]

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Presentment for payment, notice or dishonor, protest and notice of protest are hereby waived.

Borrower Name: Leatherstocking Gas Company, LLC

Signature: /s/ Michael I. German

Print Name and Title: Michael I. German, CEO and Manager

STATE OF NEW YORK )

COUNTY OF STEUBEN ) ss.:

On the 11th day of July, in the year 2016, before me, the undersigned, a Notary Public in and for said State, personally appeared Michael I. German, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/Jeff N. Evans

Notary Public

JEFF N. EVANS

Notary Public, State of New York

Steuben County No. 02EV6285099

Commission Expires July 9, 2020

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ADDENDUM TO LINE OF CREDIT/TERM LOAN NOTE

IN THE AMOUNT OF $1,250,000.00

DATED July 11, 2016

Each of the persons whose name and signature appears on this Addendum is an “Authorized Person”. Any Authorized Person may make loan requests under this Note and give payment instructions, as specified above.

Michael I. German /s/Michael I. German

Name of Authorized Person Signature of Authorized Person

Firouzeh Sarhangi /s/Firouzeh Sarhangi

Name of Authorized Person Signature of Authorized Person

STATE OF NEW YORK )

COUNTY OF STEUBEN ) ss.:

On the 11TH day of July, in the year 2016, before me, the undersigned, a Notary Public in and for said State, personally appeared Michael I. German, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/Jeff N. Evans

Notary Public

JEFF N. EVANS

Notary Public, State of New York

Steuben County No. 02EV6265099

Commission Expires July 9, 2020

STATE OF NEW YORK )

COUNTY OF STEUBEN ) ss.:

On the 11th day of July, in the year 2016, before me, the undersigned, a Notary Public in and for said State, personally appeared Firouzeh Sarhangi, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/Jeff N. Evans

Notary Public

JEFF N. EVANS

Notary Public, State of New York

Steuben County No. 02EV6265099